UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2005

PETCO Animal Supplies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23574	20-2148979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9125 Rehco Road, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 453-7845

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by PETCO Animal Supplies, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01 Entry into a Material Definitive Agreement.

The Company and certain of its subsidiaries have entered into a Second Amendment to Credit Agreement (the “Amendment”) relating to the Credit Agreement, dated as of January 13, 2005, as amended, among the Company, PETCO Animal Supplies Stores, Inc., the financial institutions party thereto and Wells Fargo Bank, National Association, as administrative agent. The Amendment was effective April 29, 2005, when the approval of the requisite percentage of lenders was obtained. The Amendment extends to May 31, 2005, the date by which the Company must provide its Annual Report on Form 10-K for the year ended January 29, 2005. A copy of the Amendment is attached hereto as Exhibit 99.1.

Item 2.02. Results of Operations and Financial Condition.

On April 29, 2005, the Company issued a press release updating the status of its internal review of its financial results for the fourth quarter and full fiscal year 2004 ended January 29, 2005 and the timing of the filing of its Annual Report on Form 10-K for the year ended January 29, 2005. A copy of this press release is attached hereto as Exhibit 99.2.

In accordance with General Instruction B.2. of Form 8-K, the information contained in this Current Report on Form 8-K, including Exhibit 99.2, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Such information shall not be incorporated by reference in any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such a filing.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 29, 2005, the Company notified the Nasdaq National Market that the filing of its Annual Report on Form 10-K for the year ended January 29, 2005 would be delayed beyond the Securities and Exchange Commission’s extended filing deadline of April 29, 2005. As a result of the Company’s delay in filing its Form 10-K for the year ended January 29, 2005, the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) and expects to receive a notice from the Nasdaq National Market that its securities may be subject to delisting from the Nasdaq National Market. In addition, if the Company receives such notification, the Company expects that Nasdaq will add the letter “E” to the Company’s trading symbol “PETC” until the Company fulfills those filing requirements.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Second Amendment, dated as of April 29, 2005, to Credit Agreement, dated as of January 13, 2005, as amended, among PETCO Animal Supplies, Inc., PETCO Animal Supplies Stores, Inc., the financial institutions party thereto and Wells Fargo Bank, National Association, as administrative agent.

99.2	Press Release issued by PETCO Animal Supplies, Inc. on April 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2005	PETCO ANIMAL SUPPLIES, INC.

	By:	/s/ Rodney Carter
	Name:	Rodney Carter
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Second Amendment, dated as of April 27, 2005, to Credit Agreement, dated as of January 13, 2005, as amended, among PETCO Animal Supplies, Inc., PETCO Animal Supplies Stores, Inc., the financial institutions party thereto and Wells Fargo Bank, National Association, as administrative agent.

99.2	Press Release issued by PETCO Animal Supplies, Inc. on April 29, 2005.